UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2012

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Robert E. Hult as Senior Vice President, Chief Financial Officer, and Treasurer.

Effective as of the close of business on January 17, 2012, Robert E. Hult retired as Senior Vice President, Chief Financial Officer, and Treasurer of Mercury Computer Systems, Inc. (“Mercury”). Mr. Hult has agreed to be a part-time Mercury employee for a limited period to provide certain transition services following his retirement as Chief Financial Officer. Mr. Hult will receive a bi-weekly payment of $3,929.04 and will continue to vest in his Mercury equity awards during the period that he provides such transition services.

(c) Appointment of Kevin M. Bisson as Senior Vice President, Chief Financial Officer, and Treasurer.

Effective as of the close of business on January 17, 2012, Mercury appointed Kevin M. Bisson as Senior Vice President, Chief Financial Officer, and Treasurer. Throughout his career, Mr. Bisson has held positions of increasing responsibility in corporate accounting and finance. Prior to assuming his position with Mercury, Mr. Bisson, age 50, had been Chief Financial Officer, Treasurer, Secretary, and Senior Vice President, Finance and Administration, at SeaChange International, Inc., a publicly-traded global multi-screen video software company. Mr. Bisson worked at SeaChange from March 2006 until January 2012. Prior to joining SeaChange, Mr. Bisson served from May 2003 until March 2006 as the Senior Vice President and Chief Financial Officer of American Superconductor Corporation, a publicly-traded energy technologies company. Mr. Bisson served from 2000 to 2003 as Vice President, Controller, and Treasurer for Axcelis Technologies, Inc., a publicly-traded semiconductor equipment manufacturing company. Prior to joining Axcelis Technologies, Mr. Bisson served for ten years in a number of financial capacities with United Technologies Corporation.

Mercury and Mr. Bisson entered into a letter agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. Under the letter agreement, Mr. Bisson is entitled to receive an annual base salary of $310,000 and will participate in specified incentive programs and other benefits available to Mercury executives. The letter agreement provides that Mr. Bisson will receive a signing bonus in the amount of $100,000. If within one year of joining Mercury he were to leave other than for “good reason” or be terminated for “cause”, he would be required to pay back the hiring bonus.

If during Mr. Bisson’s employment he should lose his job as a result of job elimination or for any reason other than “cause”, or if he terminates his employment for “good reason”, he is entitled to receive 12 months base salary, benefits continuation, and executive outplacement.

For the fiscal year ending June 30, 2012 (fiscal 2012), Mr. Bisson is eligible to earn an annual target bonus equal to 60% of base salary based upon the achievement of individual management-by-results objectives (25% weighting) and Mercury corporate financial goals (75% weighting). His target bonus for fiscal 2012 is prorated based on date of hire. Mr. Bisson is also eligible for an annual target bonus of up to 60% of base salary and an over-achievement award under Mercury’s annual executive bonus plan for the fiscal year ending June 30, 2013 (fiscal 2013).

Mr. Bisson received a restricted stock award for 60,000 shares under Mercury’s 2005 Stock Incentive Plan. The restricted shares award has a four year vesting schedule, with one fourth of the shares vesting on each anniversary of the grant date, provided Mr. Bisson remains employed by Mercury or one if its subsidiaries as of each such date.

Mr. Bisson is also eligible for a change-in-control severance agreement on Mercury’s current form for non-CEO executives. The form of change-in-control severance agreement for non-CEO executives is filed as

Exhibit 10.9.2 to Mercury’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and is incorporated herein by reference. Pursuant to the change-in-control severance agreement, Mr. Bisson is entitled to severance benefits if, within 18 months after a change in control of Mercury (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), his employment is terminated (1) by Mercury other than for “cause” or disability or (2) by Mr. Bisson for “good reason.”

Severance benefits include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:

•

a lump sum cash payment equal to one and one-half times (1.5x) the sum of his then current annualized base salary and bonus target under Mercury’s annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing him with outplacement services up to a maximum of $45,000; and

•	payment of the cost of providing him with health and dental insurance up to 18 months following such termination on the same basis as though he had remained an active employee.

•

In addition, if Mr. Bisson’s employment is terminated within 18 months after a change in control (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to Mr. Bisson releasing all claims against Mercury other than claims that arise from Mercury’s obligations under the change-in-control severance agreement. In addition, if he is party to an employment agreement with Mercury providing for change in control payments or benefits, he will receive the benefits payable under the change-in-control severance agreement and not under the employment agreement.

The change-in-control severance agreement provides for a reduction of payments and benefits payable under the agreement to a level where Mr. Bisson would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would put him in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by Mercury of his legal fees and expenses incurred in connection with good faith disputes under the agreement.

The change-in-control severance agreement continues in effect through June 30, 2014, subject to automatic one-year extensions thereafter unless notice is given of Mercury’s or Mr. Bisson’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 18 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change-in-control severance agreement, Mercury and Mr. Bisson may terminate his employment at any time.

Item 7.01	Regulation FD.

On January 17, 2012, Mercury issued a press release announcing the retirement of Robert E. Hult and the appointment of Kevin M. Bisson as Senior Vice President, Chief Financial Officer, and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement, dated November 26, 2011, by and between Kevin M. Bisson and Mercury Computer Systems, Inc.

99.1	Press Release, dated January 17, 2012, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 17, 2012	MERCURY COMPUTER SYSTEMS, INC.

	By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Senior Vice President, Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated November 26, 2011, by and between Kevin M. Bisson and Mercury Computer Systems, Inc.

99.1	Press Release, dated January 17, 2012, of Mercury Computer Systems, Inc.

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